UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 6, 2012

TransUnion Holding Company, Inc.

TransUnion Corp.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-182948 333-172549	36-1678417 74-3135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 West Adams Street

Chicago, IL 60661

(312) 985-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed on July 11, 2012, Mr. Siddharth (Bobby) N. Mehta, the President and Chief Executive Officer of TransUnion Holding Company, Inc. (“Holding”) and TransUnion Corp. (together with Holding, the “Registrants”), advised the Registrants’ Boards of Directors (collectively, the “Boards”) that, for personal reasons, he desired to reduce his time commitment to the Registrants and, as a result, intended to relinquish his roles with the Registrants. Effective as of December 31, 2012, each Board has accepted Mr. Mehta’s resignation and has appointed Mr. James M. Peck to the position of each Registrant’s President and Chief Executive Officer and as a member of each Board and the Executive Committee of each Board.

A copy of the press release announcing Mr. Mehta’s resignation and Mr. Peck’s appointment is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Mr. Mehta’s Resignation

In connection with his resignation, on December 6, 2012, the applicable Registrant and Mr. Mehta entered into an amendment to his employment agreement, terminating the agreement effective December 31, 2012, and the following agreements:

•	Consulting agreement. From January 1, 2013 through December 31, 2013, Mr. Mehta will act as an advisor and consultant to the new President and Chief Executive Officer and the Boards for an annual consulting fee of $150,000. The term will be automatically extended for successive 12-month periods unless either party provides at least 60 days notice of non-renewal. Mr. Mehta will also serve on the Boards, subject to his nomination and election by a majority of Holding’s shareholders. He will be remunerated for his Board service on the same basis as any other independent director.

•	Stock repurchase agreement. On January 7, 2013, Holding will exercise its right under its stockholders’ agreement to repurchase 297,954.9421 of Mr. Mehta’s shares of Holding common stock for $6.65 per share.

•	Amendment to Holding’s stockholders’ agreement. If Mr. Mehta’s Board service terminates for any reason, Holding will have the right to repurchase his remaining 297,954.9421 shares of Holding common stock.

The foregoing descriptions of these agreements between the Registrants and Mr. Mehta do not purport to be complete and are qualified in their entirety by reference to the full texts of the agreements.

Mr. Peck’s Appointment

Mr. Peck, age 49, has been the Chief Executive Officer of LexisNexis Risk Solutions, Inc. since January 2011. Since 2004, Mr. Peck led the risk solutions business of LexisNexis Group Inc., Reed Elsevier Group Plc, Reed Elsevier NV and Reed Elsevier plc and, previously, Mr. Peck was the Senior Vice President and Chief Product Officer of the Global Electronic Product Development Organization for LexisNexis. Mr. Peck has served on the Boards of Directors of various Reed Elsevier entities, and currently serves on the Board of Directors or as a Trustee of the southeast region Boys & Girls Club of America, the Metro-Atlanta Chamber of Commerce and the March of Dimes Georgia. Mr. Peck earned a Bachelor’s degree in Management Information Systems from the University of Dayton and a Master’s degree in Business Administration from The Ohio State University.

In connection with his appointment as President and Chief Executive Officer, on December 6, 2012, Holding entered into an employment agreement with Mr. Peck, which provides as follows:

•	Term. From December 31, 2012 through December 31, 2015, subject to automatic extension for successive 12-month periods unless either party provides at least 180 days notice of non-renewal.

•	Annual base salary. $900,000, subject to performance-based increase in the sole discretion of the Compensation Committee of Holding’s Board.

•	Annual bonus. Participation in Holding’s annual bonus plan, with target and maximum opportunities of 100% and 200% of his annual base salary, respectively. For each of 2013 and 2014, 25% of any annual bonus (net of withholding) will be paid in fully vested shares of Holding common stock.

•	Sign-on bonus. $4,200,000 paid 50% on his start date and 50% on the first anniversary of his start date. The second installment is subject to his continued employment through the anniversary date.

•	Share purchase. A requirement that he purchase, not later than March 31, 2013, an aggregate of $1,500,000 in shares of Holding common stock, at $6.65 per share (or, if less, the fair market value of a share on the purchase date).

•	Option award. An option to purchase 1,386,735 shares of Holding common stock, granted on or as soon as reasonably practicable after his start date pursuant to Holding’s 2012 Management Equity Plan and an award agreement substantially in the form previously filed by Holding. The option will vest 40% based on service over five years and 60% based on service over five years and the satisfaction of specified performance conditions.

•	Relocation expenses. Payment or reimbursement of reasonable expenses for temporary housing through the earlier of September 30, 2014 and the date that he permanently relocates to Chicago, along with reasonable relocation and home sale transaction expenses (offset by the amount of any after-tax profits that he realizes on the sale of his home).

•	Severance. On termination of his employment by Holding without “cause” or by him for “good reason” (as such terms are defined in the employment agreement), he will receive (subject to his releasing claims against Holding and complying with the restrictive covenants in the agreement):

•	an amount equal to 1.5 times the sum of his annual base salary and target bonus;

•	if such termination occurs on or after July 1 in a given calendar year, an amount equal to a pro rata portion of his target bonus;

•	an amount equal to Holding’s estimate of the healthcare premiums for 18 months of continued coverage for him and his eligible dependents;

•	outplacement services for up to one year (capped at $35,000); and

•

if such termination occurs on or after October 1 in a given calendar year, an amount equal to the 401(k) retirement contribution that he would have received for such year had he remained employed through the last working day of such year.

•	Restrictive covenants. Customary covenants relating to confidentiality, non-competition, non-solicitation of customers and employees and non-disparagement.

The foregoing description of Mr. Peck’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Mr. Peck has entered into a letter agreement with Reed Elsevier releasing him from his restriction against competition (as it relates to being the President and Chief Executive Officer of the Registrants), thereby enabling him to accept his appointment as the Registrants’ President and Chief Executive Officer. Under the agreement, Mr. Peck has agreed for a limited time period to specified restrictions against hiring Reed Elsevier employees or amending or terminating agreements between Holding and Reed Elsevier. Holding also has entered into a letter agreement with Reed Elsevier, pursuant to which Holding has agreed to abide by the restrictions that apply to Mr. Peck, and Reed Elsevier has agreed to the same restriction on amending or terminating agreements with Holding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 11, 2012 announcing executive changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUNION HOLDING COMPANY, INC. TRANSUNION CORP.

Date: December 12, 2012	By:	/s/ John W. Blenke
		Name:	John W. Blenke
		Title:	Executive Vice President, Corporate General Counsel and Corporate Secretary